EXHIBIT 5.1 and 23.2


                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                               NEW YORK, NY 10017


                                                       November 25, 2002


Limited Brands, Inc.
Three Limited Parkway, P.O. Box 16000
Columbus, Ohio

Ladies and Gentlemen:


     We have acted as special counsel to Limited Brands, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-3 (the "Abbreviated Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of $50,000,000 aggregate principal amount of debt securities (the "Debt Securities"). The Debt Securities are to be purchased by certain underwriters and offered for sale to the public together with the securities registered pursuant to a Registration Statement on Form S-3 (File No. 33-53366) of the Company that was declared effective on February 25, 1993 (the "Initial Registration Statement").

     We have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based upon the foregoing, we are of the opinion that when the Debt Securities have been duly issued and delivered against payment therefor in accordance with the terms of the Terms Agreement dated the date hereof, the Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Abbreviated Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Initial Registration Statement and incorporated by reference in the Abbreviated Registration Statement.


                                                       Very truly yours,

                                                       /s/ Davis Polk & Wardwell